UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 16, 2015

SMARTPROS LTD.
(Exact name of Registrant as specified in its charter)

Delaware	001-32300	13-4100476
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12 Skyline Drive Hawthorne, New York	10532
(Address Of Principal Executive Office)	(Zip Code)

Registrant's telephone number, including area code (914) 517-1180

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[x] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01: Other Events
Settlement of Certain Litigation
As previously disclosed, SmartPros Ltd., a Delaware corporation (the “Company”), DF Institute, LLC, an Illinois limited liability company (“Parent”), SPL Merger Corp., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”) entered into that certain Agreement and Plan of Merger, dated as of October 21, 2015 (the “Merger Agreement”) pursuant to which Parent agreed to acquire all of the outstanding shares of the Company’s common stock in an all cash merger (the “Proposed Merger”).
As described in the Company’s Definitive Proxy Statement, dated November 17, 2015 (the “DEF14A”), under the heading “Proposal I: The Merger - Litigation Related to the Merger,” a purported class action complaint on behalf of the Company’s stockholders was filed on November 6, 2015 in the Supreme Court of the State of New York, County of Westchester, captioned Jack Isaacs, individually and on behalf of all others similarly situated, as Plaintiff, v. Allen S. Greene, Jack Fingerhut, John J. Gorman, Martin H. Lager, Leonard J. Stanley, SmartPros Ltd., DF Institute, LLC and SPL Merger Corp., as Defendants (the “NY Action”).
A second purported class action complaint on behalf of the Company’s stockholders was filed on November 23, 2015 in the Court of Chancery of the State of Delaware, captioned Robert Brieske v. SmartPros Ltd., et al.,C.A. No. 11743-CB (the “DE Action”).
The NY Action and the DE Action are collectively referred to herein as the Actions
The Company believes that the Actions are without merit and that no further disclosure is required to supplement the DEF14A under any applicable rule, statute, regulation or law. However, to eliminate the burden, expense and uncertainties inherent in such litigation, on December 16, 2015, the defendants entered into a memorandum of understanding (the "Memorandum of Understanding") regarding settlement of the Actions. The Memorandum of Understanding outlines the terms of the parties' agreement in principle to settle and release all claims which were or could have been asserted in the Actions. In consideration for such settlement and release, the parties to the Actions have agreed that the Company will make certain supplemental disclosures to the DEF14A, all of which are set forth below. The Memorandum of Understanding contemplates that the parties will attempt in good faith to agree promptly upon a stipulation of settlement to be submitted to the Court for approval at the earliest practicable time. The Stipulation will be subject to customary conditions, including confirmatory discovery and approval by the Court, which will consider the fairness, reasonableness and adequacy of such settlement. Under the terms of the proposed settlement, following final approval by the Court, the Actions will be dismissed with prejudice. There can be no assurance that the parties will ultimately enter into the Stipulation or that the Court will approve the settlement even if the parties were to enter into the Stipulation. In such event, or if the Proposed Merger is not consummated for any reason, the proposed settlement will be null and void and of no force and effect.
The settlement will not affect the timing of the Special Meeting or the amount of merger consideration to be paid to stockholders of the Company in connection with the Proposed Merger.

Defined terms used in this Current Report on Form 8-K but not otherwise defined herein have the meanings ascribed to those terms in the DEF14A.
SUPPLEMENTAL DISCLOSURES
In the Memorandum of Understanding with respect to the settlement of the Actions, the Company has agreed to make these supplemental disclosures to the DEF14A. These supplemental disclosures should be read in conjunction with the DEF14A, which should be read in its entirety. Without admitting in any way that the disclosures below are material or otherwise required by law, the Company makes the following amended and supplemental disclosures:
1. In performing its analysis, Berkery utilized the Company’s projections for the balance of the 2015 calendar year. Additional projections were not developed and a discounted cash flow analysis was not prepared because, based upon past experience, the Company found projections of more than one year to be unreliable.
2. The terms of the initial engagement letter entered into between the Company and Berkery on January 2, 2014, provided that Berkery would be entitled to a non-refundable retainer of $5,000 per month for six months. In addition, Berkery would be entitled to a total fee contingent upon the closing of a transaction involving the sale of the Company, which fee would include payment for a fairness opinion to be provided by Berkery. The total $30,000 retainer fee was paid to Berkery.
3. The engagement letter between the Company and Berkery dated March 5, 2015 provided that Berkery would be entitled to a total fee contingent upon the closing of a transaction involving the sale of the Company, and that $50,000 of that fee would be allocable to the fairness opinion to be provided by Berkery. The engagement letter was amended on August 31, 2015 to provide that the $50,000 fee for the fairness opinion would be payable upon delivery of the fairness opinion regardless of whether or not the transaction was consummated. The balance of the fee payable to Berkery remained contingent upon the consummation of the transaction.
4. After completion of its due diligence, Company A advised SmartPros that it was no longer interested in proceeding.
5. Company Z advised SmartPros that it had become increasingly concerned with the fact that (a) post-closing it would be required to perform services for which SmartPros had already received payment (which was reflected on SmartPros’ financial statements as deferred revenue) and (b) SmartPros’ business is highly seasonal.

6. With respect to Berkery’s Comparable Company Analysis, the table below illustrates SmartPros public company comparable financial data set.

($ in millions, except per share)		Market	Enterprise	Fiscal Year 2014			Last 12 Months			Fiscal Year 2015A&F
Company Name	Fiscal Year End	Cap	Value(a)	Revenue	EBITDA	Margin	Revenue	EBITDA	Margin	Revenue	EBITDA	Margin
DeVry Education Group Inc.	June 30th	$1,821.0	$1,463.3	$1,923.4	$271.1	14.1%	$1,909.9	$247.5	13.0%	$1,909.9	$247.5	13.0%
GP Strategies Corp.	December 31st	438.8	486.3	501.9	53.6	10.7%	490.0	47.1	9.6%	496.9	45.3	9.1%
Graham Holdings Company (b)	December 31st	3,451.7	2,994.1	3,535.2	632.3	17.9%	3,549.9	603.2	17.0%	2,727.4	329.7	12.1%

			Mean	$1,986.8	$319.0	14.2%	$1,983.3	$299.3	13.2%	$1,711.4	$207.5	11.4%
			Median	1,923.4	271.1	14.1%	1,909.9	247.5	13.0%	1,909.9	247.5	12.1%

($ in millions, except per share)		Ent. Value / 2014A		Ent. Value / LTM		Ent. Value / 2015A&F
Company Name	Fiscal Year End	Revenue	EBITDA	Revenue	EBITDA	Revenue	EBITDA
DeVry Education Group Inc.	June 30th	0.8x	5.4x	0.8x	5.9x	0.8x	5.9x
GP Strategies Corp.	December 31st	1.0x	9.1x	1.0x	10.3x	1.0x	10.7x
Graham Holdings Company (b)	December 31st	0.8x	4.7x	0.8x	5.0x	1.1x	9.1x

		0.9x	6.4x	0.9x	7.1x	0.9x	8.6x
		0.8x	5.4x	0.8x	5.9x	1.0x	9.1x

Source: Publicly available SEC filings and Capital IQ
As of: October 21, 2015
(a) Enterprise Value calculated as Equity Value plus Net Debt (Total Debt less Cash & Equivalents), Preferred Equity and Non-Controlling Interests.
(b) 2015 forecasted revenue and EBITDA of Graham Holding Company are a reflection of the recent 100% spin-off of Cable ONE, Inc. (NYSE:CABO) of which a definitive agreement was reached on June 16th, 2015. LTM total revenue and EBITDA from CABO was $809.18 million and $97.15 million respectively as of May 15, 2015. As of July 1, 2015, Cable ONE, Inc. operates independently from Graham Holdings Company. As a result of this transaction, the multiples for Graham Holding Company have increased, which BNC believes reflects a more simplified business model.

7. With respect to Berkery’s Precedent Transactions Analysis, the table below illustrates SmartPros precedent M&A transaction data set.

Transaction			Enterprise	Enterprise Value /
Date	Target	Acquirer	Value	Revenue	EBITDA	Target Description
07/07/15	Private Company	Large public company	$20.60	1.96x	N/A
Provides access to business information and networking opportunities through executive summits, conferences, and seminars. It offers targeted events for executives and managers seeking information on business opportunities in finance, pharmaceuticals, and legal education. The company provides continuing education opportunities for CPAs and financial professionals, and attorneys.

07/03/14	Videotel Marine International	KVH Industries, Inc.	$46.82	2.10x	N/A
Based in London, Videotel has extensive experience in the maritime training business. Its training solutions are currently available onboard more than 11,000 vessels worldwide. Videotel's platform includes a Learning Management System, as well as recording and reporting management software.

04/09/14	Line Communications	Epic Group plc	$16.14	1.10x	11.10x
LINE was established in 1989 and has a leading reputation in the e-learning marketplace as a designer of fully-blended learning solutions with particular strength in the automotive, corporate, defence and security, energy and mining, professional services and public sectors.

04/02/14	Private Training Company	Learning Technologies Group	$15.00	1.05x	4.59x
Founded in 1978, Training Company is the international leader in audit and information security training, with offices in the USA, UK, and Asia. MIS’ expertise draws on experience gained in training more than 200,000 delegates across five continents.

09/05/13	BankersEdge	The Riverside Company / OnCourse Learning	$10.00	2.51x	7.00x	BankersEdge provides online training and learning solutions to financial institutions in the United States.
07/19/13	5 Corporate Training Businesses - Informa plc	Providence Equity Partners Inc.	$163.50	0.84x	6.96x	Informa provides knowledge, up-to-the minute information, and specialist skills and services to academics, businesses, and individuals worldwide.
01/16/13	Petroleum Institute for Continuing Education Inc.	RPS Group plc (LSE:RPS)	$11.87	1.58x	N/A
Petroleum Institute for Continuing Education Inc. provides training services to customers in the petroleum industry worldwide including classroom training services, which comprise short courses, seminars, and leadership development courses; and live online training services, such as real time, Web-based, instructor-led, and interactive training, as well as training through recorded sessions and online seminars.

10/02/12	BlessingWhite Inc.	GP Strategies Corporation	$10.60	0.82x	N/A	BlessingWhite engages in the design and implementation of employee engagement and leadership development initiatives for businesses, government agencies, and not-for-profits worldwide.
03/20/12	HumanConcepts, LLC	Saba Software, Inc.	$23.63	2.04x	N/A
HumanConcepts LLC provides software solutions to enterprises to manage organizational changes of growth, rightsizing, and reorganization, sold on a software-as-a-service model. Its solutions include Visualize, which enables users to visualize, produce, maintain, and share organizational charts to understand structure and make decisions; Connect that lets people to access organizational information from workstations to mobile phones; Archive, which allows users to determine how frequently organization chart data is saved; and Maintain, a data quality solution that visually highlights errors.

			Mean	$35.35	1.56x	7.41x
			Median	$16.14	1.58x	6.98x

This filing may be deemed to be solicitation material in respect of the proposed acquisition of the Company by the Parent. In connection with the Proposed Merger transaction, the Company filed with the Securities and Exchange Commission (the "SEC") the DEF14A on November 17, 2015. BEFORE MAKING ANY VOTING DECISION, STOCKHOLDERS ARE URGED TO READ THE DEF14A AND ANY OTHER DOCUMENTS FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED MERGER OR INCORPORATED BY REFERENCE IN THE DEF14A BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER.

The DEF14A was mailed to the Company’s stockholders on or about November 25, 2015. Free copies of the Definitive Proxy Statement and other filings that the Company has made with the SEC may be obtained at the SEC's website at http://www.sec.gov. In addition, investors may obtain a free copy of the DEF14A and other filings that the Company has made with the SEC by going to the “Investors” page of the Company's website at http://www.SmartPros.com or by directing a request to: SmartPros Ltd., 12 Skyline Drive, Hawthorne, New York 10532, Attn: Corporate Secretary.

Participants in the Solicitation

The Company and its directors, executive officers and certain other members of management and employees of the Company may be deemed "participants" in the solicitation of proxies from stockholders of the Company in favor of the Proposed Merger. Information regarding the persons who may, under the rules of the SEC, be considered participants in the solicitation of the stockholders of the Company in connection with the Proposed Merger are set forth in the DEF14A and other relevant documents that may be filed with the SEC. You can find information about the Company's executive officers and directors in its Annual Report on Form 10-K for the fiscal year ended December 31, 2014 filed with the SEC on March 24, 2015.

Forward-Looking Statements

This document includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements may be identified by words such as "may," "will," "expect," "intend," "anticipate," "believe," "estimate," "plan," "project," "could," "should," "would," "continue," "seek," "target," "guidance," "outlook," "forecast" and other similar words. These forward-looking statements are based on the Company's current objectives, beliefs and expectations, and they are subject to significant risks and uncertainties that may cause actual results and timing of certain events to differ materially from the information i n the forward-looking statements. The following factors, among others, could cause actual results to differ from such statements: the occurrence of any event, change or other circumstances that could give rise to the termination of the proposed Merger Agreement; the failure to receive, on a timely basis or otherwise, the required approvals by the Company's stockholders and government or regulatory agencies; the risk that a closing condition to the Proposed Merger may not be satisfied; risks related to the disruption of management's attention from the Company's ongoing business operations due to the transaction; the effect of the announcement of the Proposed Merger on the Company's relationships with its customers, suppliers and service providers; and other economic, business, competitive, and regulatory factors affecting the businesses of the Company generally, including those set forth in the filings of the Company with the SEC, especially in the "Risk Factors" and "Management's Discussion

and Analysis of Financial Condition and Results of Operations" sections of its annual reports on Form 10-K and quarterly reports on Form 10- Q, current reports on Form 8-K and other SEC filings. Any forward-looking statements speak only as of the date hereof or as of the dates indicated in the statements. The Company assumes no obligation to publicly update or supplement any forward-looking statement to reflect actual results, changes in assumptions or changes in other factors affecting these forward-looking statements except as required by law.

Item 9.01:    Exhibits.

(d) Exhibits

Exhibit Number	Description

10.1	Memorandum of Understanding entered into as of December 16, 2015

* * * * *

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SmartPros, Ltd.

Date: December 17, 2015	By:	/s/ Allen Greene
		Name:	Allen Greene
		Title:	Chief Executive Officer